SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Queensway East Mississauga, Ontario Canada	L4Y 4C1
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 6, 2022, Two Hands Corporation (the “Company”), entered into a Series E Preferred Stock Purchase Agreement (the “Agreement”) with 1800 Diagonal Lending LLC (the “Buyer”). Pursuant to the Agreement, the Company agreed to sell to Buyer 169,675 shares of its Series E Preferred Stock at a purchase price of $154,250.

On December 1, 2022, the Company paid the Buyer $189,182 in cash to redeem 169,675 shares of Series E Preferred Stock. As of December 2, 2022, pursuant to the terms of the Agreement, the Buyer has returned to the Company’s treasury the 169,675 shares of Series E Preferred Stock. Any shares reserved in favor of the Buyer in connection with the Series E Preferred Stock may be released.

The terms and foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 13, 2022 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Series E Preferred Stock Purchase Agreement between Two Hands Corporation and 1800 Diagonal Lending LLC, dated October 6, 2022	Form 8-K filed on October 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2022

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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